Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement No. 333-165830 on Form S-8

Registration Statement No. 333-177907 on Form S-8

of our report dated March 16, 2012, with respect to the consolidated financial statements of PlainsCapital Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Dallas, Texas

March 16, 2012